UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2005

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia      30309

(Address of principal executive offices)     (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 15, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of EarthLink, Inc. (the “Company”) established the performance measures for the fiscal 2005 bonus plan for the Company’s executive officers, including its chief executive officer and its other named executive officers.  The executive officer bonus plan is not set forth in a written agreement.  The Committee established a target cash incentive bonus ranging from 50% to 75% of base salary, as established in advance for such officer as part of his or her annual compensation.  The executive officer bonus plan adopted by the Committee provides for threshold (50%), target (100%) and maximum (150%) bonus payouts tied to the Company’s performance in 2005 in the areas of operating earnings, revenue, product innovation, and voice service offerings.  The bonus plan also contains an individual performance factor to be taken into account when allocating bonuses to each of the executive officers. The final bonus amounts paid, if any, shall be determined by the Committee based on the achievement of the performance measures, which are both quantitative and qualitative, and the assessment of the individual performance factor.  Incentive payments under the 2005 executive officer bonus plan will be paid in one annual payment shortly after the end of the 2005 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

	By:	/s/ Kevin M. Dotts
Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: February 22, 2005